Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

Supplemental Information

June 30, 2004

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Certain matters discussed within this Supplemental Information may be deemed to be forward looking statements within the meaning of the federal securities laws. Although we believe the expectations reflected in the forward looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained. The factors that may impact these expectations include:

•	risks that growth will be limited if additional capital cannot be obtained;

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the possibility of increases in interest rates that would result in increased interest expense;

•	risks normally associated with the real estate industry, including risks that tenants will not pay rent or that we may be unable to renew leases or relet space at favorable rents as leases expire, that new acquisitions or development, construction and renovation projects may fail to perform as expected, that competition for acquisitions could result in increased prices, that there may be environmental risks at our properties, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks related to our status as a REIT for federal income tax purposes, such as the existence of complex regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation and the adverse consequences of the failure to qualify as a REIT; and

•	those risks detailed from time to time in our SEC reports, including our current report on Form 8-K filed with the SEC on March 11, 2004, and our annual report on Form 10-K filed with the SEC on March 15, 2004, as amended.

Federal Realty assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

FOR IMMEDIATE RELEASE

Investor Inquiries	Media Inquiries
Andrew Blocher	Kristine Warner
Vice President, Capital Markets & Investor Relations	Director, Corporate Communications
301/998-8166	301/998-8212
ablocher@federalrealty.com	kwarner@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2004 OPERATING RESULTS

ROCKVILLE, Md. (July 28, 2004) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its second quarter ended June 30, 2004.

•	For the second quarter 2004, Funds from Operations (FFO) per diluted share was $0.73 and earnings per diluted share was $0.45.

•	When compared to second quarter 2003, same-center property operating income increased 4.4% excluding redevelopment and expansion properties.

•	Contractual rent increases on lease rollovers were 14% for the second quarter on a record 481,000 square feet of comparable retail space.

•	The Trust’s portfolio was 94.2% leased at June 30, 2004, an improvement of 90 basis points versus the end of first quarter 2004.

Financial Results

Federal Realty reported FFO per diluted share of $0.73 in second quarter 2004, a 14.1% increase over the $0.64 of FFO per diluted share reported in second quarter 2003, and a 28.1% increase over the $0.57 of FFO per diluted share for second quarter 2003, after taking into account a $3.4 million ($0.07 per diluted share) charge relating to the redemption of the Trust’s 7.95% Series A Cumulative Redeemable Preferred Shares. Total FFO available for common shareholders was $38.6 million for the second quarter of 2004 compared to $27.7 million (taking into account the preferred share redemption charge) for last year’s second quarter. FFO is a supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. Net income available for common shareholders was $23.5 million, and earnings per diluted share was $0.45 for the quarter ended June 30, 2004, versus $10.2 million and $0.22 (including the impact of the preferred share redemption charge), respectively, for the second quarter of 2003. A reconciliation of

– MORE –

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2004 OPERATING RESULTS

July 28, 2004

FFO available for common shareholders and FFO per diluted share to net income and earnings per diluted share, respectively, is attached to this press release.

“This quarter’s operating results reflect our ability to lease, operate, and redevelop our core portfolio, as well as continuing improvement at Santana Row,” commented Donald Wood, Federal Realty’s President and Chief Executive Officer. “Occupancy gains, continued strong rent increases on lease rollovers, record comparable space leasing productivity, and robust same-center property operating income growth reflect the effective execution of our business plan, and an improving retail operating environment. In addition, our recent joint venture with Clarion Lion Properties Fund should allow the Trust to further exploit our operating advantages and efficiencies in our strategic East Coast and California markets.”

Portfolio Results

On a same-center basis, excluding redevelopment and expansion properties, property operating income increased 4.4% over second quarter 2003.

As of June 30, 2004, Federal Realty’s same-center portfolio was 96.6% leased compared to 96.2% on March 31, 2004, and 95.8% on June 30, 2003. Overall, the Trust’s portfolio was 94.2% leased as of June 30, 2004, compared to 93.3% on March 31, 2004, and 93.1% on June 30, 2003.

During the second quarter, the Trust signed 87 leases for 496,000 square feet of retail space. On a comparable space basis (i.e. spaces for which there was a former tenant), the Trust leased a record 481,000 square feet at a weighted-average cash-basis contractual rent increase per square foot (i.e. excluding the impact of straight-line rents) of 14%. The weighted-average contractual rent on this comparable space for the first year of the new leases is $19.89 per square foot compared to the weighted-average contractual rent of $17.47 per square foot for the last year of the prior leases. The weighted-average contractual rent for the last year of the prior leases is calculated by including both the minimum rent and the percentage rent actually paid during the last year of those leases. On a GAAP basis (i.e. including the impact of straight-line rents), weighted-average rent increases per square foot for comparable retail space were 21% for the second quarter of 2004. As of June 30, 2004, Federal Realty’s weighted-average contractual rent for retail and commercial space in its portfolio was $18.25 per square foot.

At Santana Row, Federal Realty’s mixed-use community in San Jose, Calif., 90.4% of the retail space was leased to 104 tenants, with nearly 100 stores open and operating as of June 30, 2004. Phase III (CinéArts

– MORE –

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2004 OPERATING RESULTS

July 28, 2004

Theatre) is expected to open as planned during third quarter 2004, within projected costs. The 255 existing residential units at Santana Row were 98.8% leased as of June 30, 2004, and the development of the 256 Phase IV residential units remains on schedule and on budget.

Guidance

Federal Realty today reaffirmed previous guidance for 2004 FFO per diluted share at a range of $2.81 to $2.84, and increased guidance for earnings per diluted share to $1.48 to $1.51 because of gain on sale of properties.

Summary of Other Quarterly Activities and Recent Developments

•	July 12, 2004 – Federal Realty announced that it formed a joint venture with Clarion Lion Properties Fund, a discretionary fund created and advised by ING Clarion Partners. The joint venture intends to acquire up to $350 million of stabilized, supermarket-anchored shopping centers in the Trust’s strategic East Coast and California markets. Federal Realty and Clarion Lion Properties Fund have committed to contribute to the joint venture up to $42 million and $98 million, respectively, of equity capital to acquire properties over the next 24 months.

•	June 10, 2004 – Federal Realty’s Board of Trustees declared a regular quarterly cash dividend of $0.49 per share on its common shares, resulting in an indicated annual rate of $1.96 per share.

•	April 2, 2004 – Federal Realty announced it agreed to sell 2,186,749 common shares of beneficial interest in a public offering. The shares were sold at approximately $45.33 per share, representing a 3.00% discount from the New York Stock Exchange closing price on April 1, 2004 of $46.73, and generated net proceeds to Federal Realty of approximately $99.1 million. The Trust used the net proceeds from the sale primarily to repay amounts outstanding under its revolving credit facility that had been drawn to fund the acquisition of Westgate Mall in San Jose, Calif., on March 31, 2004.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its second quarter earnings conference call, which is scheduled for Thursday, July 29, 2004, at 1 p.m. EDT. To participate, please call (888) 566-5771 five to ten minutes prior to the call’s start time and use the Passcode EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the Company’s Web site, www.federalrealty.com, which will remain

– MORE –

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2004 OPERATING RESULTS

July 28, 2004

available for 30 days following the call. A telephone recording of the call will also be available for 30 days by dialing (800) 679-9654.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of shopping centers and Street Retail properties. Federal Realty’s portfolio contains approximately 16.9 million square feet located primarily in strategic metropolitan markets in the Northeast, Mid-Atlantic, and California. The operating portfolio was 94.2% leased to approximately 2,200 national, regional, and local retailers as of June 30, 2004, with no single tenant accounting for more than 2.4% of rental revenue. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 36 consecutive years, the longest consecutive record in the REIT industry. Shares of Federal Realty are traded on the NYSE under the symbol FRT.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The factors include, but are not limited to, the risk factors described in our Current Report on Form 8-K filed on March 11, 2004, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•	risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that any redevelopment or renovation project that we do pursue may not perform as anticipated;

•	risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that we may have environmental risks at our properties, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•	risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our annual report on Form 10-K (as amended), our quarterly reports on Form 10-Q, and the risks contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2004.

– MORE –

Federal Realty Investment Trust

Summarized Operating Results

June 30, 2004

Financial Highlights

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
OPERATING RESULTS
Revenues
Rental income	$92,145	$79,304	$181,423	$158,137
Other property income	6,519	4,186	11,619	8,280
Mortgage interest income	1,216	1,024	2,243	1,861

	99,880	84,514	195,285	168,278

Expenses
Rental	22,509	19,019	44,787	40,415
Real estate taxes	9,526	8,723	18,703	16,415
Administrative	4,588	3,147	8,770	6,421
Depreciation and amortization	23,235	18,126	43,858	35,575

	59,859	49,015	116,117	98,826

Operating income	40,022	35,499	79,167	69,452

Interest income	389	629	802	991
Interest expense	(21,391)	(18,252)	(42,710)	(35,831)
Minority interests	(1,192)	(1,134)	(2,381)	(2,204)

Income from continuing operations	17,828	16,742	34,878	32,408

Discontinued operations
Operating income from discontinued operations	228	833	367	1,543
Gain on sale of real estate	8,276	551	8,334	551

Results from operations of discontinued assets	8,505	1,384	8,700	2,094

Net Income	26,332	18,126	43,578	34,502

Dividends on preferred stock	(2,869)	(4,490)	(5,738)	(9,346)
Preferred stock redemption fee	—	(3,423)	—	(3,423)

Net income available for common shareholders	$23,463	$10,213	$37,840	$21,733

FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS
Net income	$26,332	$18,126	$43,578	$34,502
Gain on sale of real estate	(8,276)	(551)	(8,334)	(551)
Depreciation and amortization of real estate assets	21,261	16,363	39,987	32,161
Amortization of initial direct costs of leases	1,787	1,392	3,285	2,746
Income attributable to operating partnership units	403	235	638	441

Funds from Operations	41,507	35,565	79,154	69,299
Dividends on preferred stock	(2,869)	(4,490)	(5,738)	(9,346)
Preferred stock redemption fee	—	(3,423)	—	(3,423)

Funds from operations available for common shareholders	38,638	27,652	73,416	56,530

Weighted average number of common shares, diluted	52,681	48,376	51,593	46,876

Funds from operations per share available for common shareholders	$0.73	$0.57	$1.42	$1.21

EARNINGS PER COMMON SHARE, BASIC
Income from continuing operations available for common shareholders	$0.29	$0.19	$0.58	$0.43
Income from discontinued operations	0.00	0.02	0.01	0.04
Gain on sale of real estate	0.17	0.01	0.16	0.01

	$0.46	$0.22	$0.75	$0.48

Weighted average number of common shares, basic	51,359	47,161	50,207	45,726

EARNINGS PER COMMON SHARE, DILUTED
Income from continuing operations available to common shareholders	$0.29	$0.19	$0.58	$0.43
Income from discontinued operations	0.00	0.02	0.01	0.03
Gain on sale of real estate	0.16	0.01	0.16	0.01

	$0.45	$0.22	$0.75	$0.47

Weighted average number of common shares, diluted	52,681	48,376	51,593	46,876

Federal Realty Investment Trust

Summarized Balance Sheet

June 30, 2004

Financial Highlights

(in thousands, except per share data)

CONSOLIDATED BALANCE SHEETS

	June 30, 2004	December 31, 2003
	(unaudited)
ASSETS

Real estate, at cost	$2,624,408	$2,470,149
Less accumulated depreciation and amortization	(552,138)	(514,177)

Net real estate investments	2,072,270	1,955,972

Cash and cash equivalents	45,103	34,968
Mortgage notes receivable	44,907	41,500
Accounts receivable	34,494	31,207
Other assets	78,439	79,788

TOTAL ASSETS	$2,275,213	$2,143,435

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Obligations under capital leases, mortgages and construction loans	$412,684	$414,357
Notes payable	338,500	361,323
Senior notes and debentures	570,500	535,000
Other liabilities	133,686	111,799

Total liabilities	1,455,370	1,422,479

Minority interests	29,864	29,582

Shareholders’ equity
Preferred stock	135,000	135,000
Common shares and other shareholders’ equity	654,979	556,374

Total shareholders’ equity	789,979	691,374

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,275,213	$2,143,435

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

June 30, 2004

	Three Months Ended
	June 30, 2004	June 30, 2003
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)

Net income	$26,332	$18,126
Gain on sale of real estate	(8,276)	(551)
Depreciation and amortization of real estate assets	21,261	16,363
Amortization of initial direct costs of leases	1,787	1,392
Income attributable to operating partnership units	403	235

Funds from Operations	41,507	35,565
Dividends on preferred stock	(2,869)	(4,490)
Preferred stock redemption fee	—	(3,423)

Funds from operations available for common shareholders	$38,638	$27,652

Weighted average number of common shares, diluted	52,681	48,376

Funds from operations per share available for common shareholders	$0.73	$0.57

Summary of Capital Expenditures

Non-maintenance capital expenditures
Acquisition related (2)	$2,811	$76
Capital expenditures related to new square footage:	1,812	—
Development, redevelopment and expansions	12,321	39,816
Tenant Improvements	4,603	3,308

Total non-maintenance capital expenditures	21,547	43,200
Maintenance capital expenditures	1,661	902

Total capital expenditures	$23,208	$44,102

Dividends and Payout Ratios
Common dividends declared	$25,321	$23,784

Dividend payout ratio % - FFO	66%	86%

Notes:

(1)	See Glossary of Terms.
(2)	Capital expenditures related to properties acquired in the last two years for which non-maintenance expenditures were planned at the time of the acquisition underwriting.

Federal Realty Investment Trust

Market Data / Capital Availability

June 30, 2004

	As of
	June 30, 2004	June 30, 2003
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	51,686	49,029
Market price per common share	$41.59	$32.00

Common equity market capitalization	$2,149,621	$1,568,928

Series B preferred shares outstanding	5,400	5,400
Market price per Series B preferred share	$26.45	$27.20

Preferred equity market capitalization	$142,830	$146,880

Equity market capitalization	$2,292,451	$1,715,808

Total debt (2)	1,321,684	1,233,800

Total market capitalization	$3,614,135	$2,949,608

Total debt to market capitalization	37%	42%

Capital availability:
Cash on hand	$45,103	$18,609
Available capacity under line of credit	223,000	93,000
Available for issuance under shelf registration statement	225,000	400,000

	$493,103	$511,609

Notes:

(1)	Consists of 53,156,349 shares issued net of 1,470,275 shares held in Treasury as of June 30, 2004. As of June 30, 2003, consists of 50,493,032 shares issued net of 1,463,611 shares held in Treasury. Amounts do not include 842,455 and 852,222 Operating units outstanding at June 30, 2004 and June 30, 2003, respectively.
(2)	Total debt includes capital leases, mortgages and construction loans payable, notes payable, senior notes and debentures.

Federal Realty Investment Trust

Operational Statistics

June 30, 2004

	Six months ended June 30, 2004		Six months ended June 30, 2003
Operational statistics
Ratio of earnings to fixed charges (1)	1.71	x	1.54	x
Ratio of earnings to combined fixed charges and preferred share dividends (1)	1.52	x	1.28	x
Ratio of EBITDA to combined fixed charges and preferred share dividends (1)	2.36	x	1.91	x
Administrative expense as a percentage of total revenues	4.49%		3.82%

	Three months ended June 30, 2004		Three months ended June 30, 2003
Components of Rental Income (2)

Minimum Rents
Retail and commercial properties	$70,698		$62,162
Residential	3,204		2,036
Cost Reimbursements	16,639		13,336
Percentage rents	1,604		1,770

Total Rental Income	$92,145		$79,304

Notes:

(1)	Earnings consist of income before gain (loss) on sale of real estate and fixed charges. Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount and expense and the portion of rent expense representing an interest factor. Preferred share dividends consist of dividends paid on outstanding Series A preferred shares (during the period ended June 30, 2003) and Series B preferred shares (during the period ended June 30, 2003 and June 30, 2004).
(2)	Minimum rents include $1.9 million and $0.8 million for the six months ended June 30, 2004 and June 30, 2003, respectively, to recognize rent on a straight-line basis. Residential minimum rents comprise the rents at Rollingwood Apartments, The Crest at Congressional Apartments and residential rents at Santana Row.

Federal Realty Investment Trust

Summary of Outstanding Debt

June 30, 2004

Maturity	Interest Rate as of June 30, 2004	Balance
(in thousands)
Mortgage Loans
Secured Fixed Rate
Leesburg Plaza	10/01/08	6.510%	$9,900
164 E Houston Street	10/06/08	7.500%	211
Mercer Mall	09/01/09	8.375%	4,666
Federal Plaza	06/01/11	6.750%	35,331
Tyson’s Station	09/01/11	7.400%	6,694
Barracks Road	11/01/15	7.950%	43,979
Brick Plaza	11/01/15	7.415%	32,738
Hauppauge	11/01/15	7.950%	16,579
Lawrence Park	11/01/15	7.950%	31,173
Wildwood	11/01/15	7.950%	27,400
Wynnewood	11/01/15	7.950%	31,768
Mount Vernon	04/15/28	5.660%	(a)	12,959

$253,398

Notes payable
Unsecured Fixed Rate
Perring Plaza Renovation	01/31/13	10.00%	2,055
Other	various	various	45
Unsecured Variable Rate
Revolving credit facility	10/08/06	LIBOR + .75%	(b)	$77,000
Term note with banks	10/08/06	LIBOR + .95%	100,000
Term note with banks	10/08/08	LIBOR + .95%	(c)	150,000
Escondido (Municipal bonds)	10/01/16	2.560%	(d)	9,400

$338,500

Notes and Debentures
Unsecured Fixed Rate
6.625% Notes (fixed)	12/01/05	6.625%	$40,000
6.99% Medium Term Notes	03/10/06	6.894%	(e)	40,500
6.125% Notes	11/15/07	6.325%	(f)	150,000
8.75% Notes	12/01/09	8.750%	175,000
4.50% Notes	02/15/11	4.500%	75,000
7.48% Debentures	08/15/26	7.480%	50,000
6.82% Medium Term Notes	08/01/27	6.820%	40,000

$570,500

Capital lease obligations
Various through 207	7	(g)	$159,286

Total Fixed and Variable Rate Debt	1,321,684

Average annualized interest rate
Total fixed rate debt	$1,135,284	85.90%	6.90%
Total variable rate debt	(h)	186,400	14.10%	2.33%

TOTAL DEBT AND CAPITAL LEASES	$1,321,684	100.00%	6.27%

(a)	The lender has the option to call the loan after year ten.
(b)	A $300 million three-year revolving credit facility, with a one-year extension option.
(c)	In January, 2004, the Trust purchased an interest rate swap on this note thereby locking in the LIBOR portion of the interest rate at 2.401% through October 2006.
(d)	The bonds bear interest at a variable rate determined weekly to be the interest rate which would enable the bonds to be remarketed at 100% of their principal amount. The weighted average interest rate for the six months ended June 30, 2004 was 2.56%.
(e)	The Trust purchased interest rate swaps at issuance, thereby reducing the effective interest on these notes.
(f)	The Trust purchased an interest rate lock to hedge this note offering. A loss of $1.5 million associated with this hedge is being amortized into the note offering thereby increasing the effective interest rate on these notes to 6.325%.
(g)	The average annualized interest rate on capital lease obligations as of June 30, 2004 is 8.76% on a basis of minimum rent and 11.27% including performance based participation rent paid by the Trust.
(h)	Average annualized interest rate on variable rate debt as of June 30, 2004.

Federal Realty Investment Trust

Summary of Debt Maturities

June 30, 2004

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total		Percent of Debt Expiring	Cumulative Percent of Debt Expiring
2004	$1,694	$—	$1,694		0.1%	0.1%
2005	4,539	40,000	44,539		3.4%	3.5%
2006	5,037	217,500	222,537	(1)	16.8%	20.3%
2007	5,436	150,000	155,436		11.8%	32.1%
2008	5,828	159,542	165,370		12.5%	44.6%
2009	6,164	179,393	185,557		14.0%	58.6%
2010	6,639	—	6,639		0.5%	59.1%
2011	6,670	112,227	118,897		9.0%	68.1%
2012	6,178	—	6,178		0.5%	68.6%
2013	4,672	—	4,672		0.4%	69.0%
Thereafter	164,959	245,206	410,165		31.0%	100.0%

Total	$217,816	$1,103,868	$1,321,684		100.00%

Note:

(1)	Includes a $300 million three-year revolving credit facility, with a one-year extension option, and a $100 million term loan. As of June 30, 2004, $77 million had been drawn on the revolving credit facility.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities and Santana Row

June 30, 2004

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Anticipated to Stabilize in 2004 (3)
Santana Row Phase II	San Jose, CA	Two new pad sites (Best Buy and The Container Store) and additional parking	17%	$26.6	$25.7
Santana Row Phase III	San Jose, CA	Pad site (theater)	10%	$3.8	$2.3
Garden Market	Western Springs, IL	Expansion, re-tenanting (new grocer) and new pad site (existing drug store)	10%	$2.6	$2.6
Bristol Plaza	Bristol, CT	Grocer relocation, canopy and façade renovation	10%	$1.9	$0.1
Perring Plaza	Baltimore, MD	Re-tenanting (sporting goods and small shops)	6%	$1.3	$0.1
Bethesda Row	Bethesda, MD	New pad site (fitness equipment)	15%	$0.8	$0.3
Old Town Center	Los Gatos, CA	Re-tenanting (office) and site improvements	12%	$0.8	$0.8
Shops at Willow Lawn	Richmond, VA	Grocer expansion	6%	$0.6	$0.6
Lawrence Park	Broomall, PA	Grocer expansion	6%	$0.3	$0.3
Laurel	Laurel, MD	Grocer expansion	>20%	$0.4	$0.4
Wildwood	Bethesda, MD	Pad expansion and re-tenanting (bank)	>20%	$0.4	$0.3

Subtotal: Projects Anticipated to Stabilize in 2004 (3) (4)			15%	$39.4	$33.4

Projects Anticipated to Stabilize in 2005 (3)
Houston Street	San Antonio, TX	Retail and ground lease to Hotel Valencia	7%	$11.4	$11.8
Bala Cynwyd	Philadelphia, PA	Grocer re-location and expansion and re-tenanting (new health club)	>20%	$5.7	$3.5
Brick Plaza	Brick, NJ	Re-tenanting (electronics)	9%	$2.2	$1.5
Andorra	Philadelphia, PA	Re-tenanting (new health club)	12%	$4.4	$0.4
Leesburg Plaza - Peebles	Leesburg, VA	Re-tenanting (office supply & auto supply)	20%	$2.7	$0.3
Pan Am	Fairfax, VA	Grocer expansion, small shop re-tenanting and site improvements	6%	$2.3	$0.5
Greenlawn Plaza	Greenlawn, NY	Re-tenanting and new pad site (child care)	>20%	$2.1	$1.2
Brunswick	North Brunswick, NJ	Re-tenanting (new health club)	7%	$1.5	$0.5
Rutgers Plaza	Franklin, NJ	Grocer re-location and expansion and backfill of existing grocer space	20%	$1.4	$0.0
Hauppauge Shopping Center	Hauppauge, NY	Pad site re-tenanting (restaurant)	17%	$0.2	$0.1

Subtotal: Projects Anticipated to Stabilize in 2005 (3) (4)			13%	$34.0	$19.9

Total: Projects Anticipated to Stabilize in 2004 and 2005 (3) (4)			14%	$73.4	$53.3

Anticipated Future Redevelopments Stabilizing After 2005 include the final phase of Bethesda Row, Mercer Mall, Fresh Meadows, Mount Vernon/South Valley, Leesburg Plaza, Houston Street, Rockville Town Square, Santana Row Phase IV and future phases, the Village at Shirlington and Shops at Willow Lawn. (3) (5)

Santana Row Summary (as of June 30, 2004)

	Retail Summary			Residential Summary			Financial Summary ($ millions)
Description	Total Stores	Square Feet	% Leased	Total Units	Rent (6)	% Leased	Projected Cost	Cost to Date	Anticipated Stabilized Yield (7)	Anticipated Stabilization (3)
Phase I - Retail, residential and Hotel Valencia	112	444,549	88%	255	$1.67 - $2.96	99%	$443	$443	5%	2005
Phase II - Best Buy and The Container Store	3	83,991	100%	0	n/a	n/a	$27	$26	17%	2004
Phase III - CineArts theater building	2	28,525	100%	0	n/a	n/a	$4	$2	10%	2004
Phase IV - Building 7 residential re-build	—	—	n/a	256	$2.05 - $2.39	n/a	$58	$13	11%	2006

Total	117	557,065	90%	511		99%	$532	$484	6.2%

Notes:

(1)	There is no guaranty that the Trust will ultimately complete any or all of these redevelopment opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent previously being paid for the redevelopment space or space taken out of service as a result of the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(3)	Anticipated Stabilization is the year in which 95% occupancy of the redeveloped space is anticipated to be achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.
(6)	Range of gross rents. Market conditions have generally not required concessions on renewals, but have required concessions of up to one month on new 12 month leases. Overall average gross rent for Phase I is $2.05 per square foot per month and $2.21 per square foot per month for Phase IV. The range of rents above reflect the size and type of residential offerings for each phase.
(7)	Calculated as stabilized Property Operating Income (POI) divided by cost.

Federal Realty Investment Trust

2004 Acquisitions and Dispositions

Through June 30, 2004

Acquisitions

Date	Property	City / State	GLA	Purchase price		Anchor tenants
				(in thousands)
March 31, 2004	Westgate Mall	San Jose, CA	637,211	$97,000		Target, Safeway, Burlington Coat Factory, Ross Dress for Less, Nordstrom Rack

	Total		637,211	$97,000

Dispositions

Date	Property	City / State	GLA	Sales Price
				(in thousands)
June 3, 2004	Village at Shirlington (land parcel)	Arlington, VA	n/a	$4,934	(1)
June 14, 2004	Magruder’s Center	Rockville, MD	109,000	14,350	(2)

	Total		109,000	$19,284

Notes:

(1)	On June 3, 2004 land was sold to a third-party tenant pursuant to a purchase option in a ground lease at the Village at Shirlington.
(2)	On June 14, 2004 the Magruder’s Center was conveyed to the City of Rockville in lieu of condemnation in order to facilitate the redevelopment of Rockville Town Center.

Subsequent Event:

In July 2004, we contributed Plaza del Mercado, a property valued at $20.6 million to a newly formed joint venture in which we own 30% of the equity and received $18.6 million of net proceeds.

Federal Realty Investment Trust

Real Estate Status Report

June 30, 2004

Property Name	Type(1)	MSA Description	Year Acquired	Total Investment		Ownership Percentage	GLA (2)	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)					(in thousands)
Mid-Atlantic Region

Washington Metropolitan Area
Bethesda Row	SR	Washington, DC-MD-VA	1993-98	80,269		(4)	440,000	97%	12,576	40,000	Giant Food	Barnes & Noble / Landmark Theater
Congressional Plaza	SC	Washington, DC-MD-VA	1965	66,312	(5)	64.1%	339,000	100%		28,000	Whole Foods	Buy Buy Baby / Container Store / Tower
Courthouse Center	SC	Washington, DC-MD-VA	1997	4,683		(6)	37,000	100%
Falls Plaza	SC	Washington, DC-MD-VA	1967	8,152		100.0%	73,000	100%		51,000	Giant Food
Falls Plaza-East	SC	Washington, DC-MD-VA	1972	3,326		100.0%	71,000	96%				CVS / Staples
Federal Plaza	SC	Washington, DC-MD-VA	1989	61,996		100.0%	247,000	98%	35,331			TJ Maxx / CompUSA / Ross
Friendship Center	SR	Washington, DC-MD-VA	2001	33,309		100.0%	119,000	100%				Borders / Linens ’n Things / Maggiano’s
Gaithersburg Square	SC	Washington, DC-MD-VA	1993	23,911		100.0%	215,000	90%				Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza	SC	Washington, DC-MD-VA	1994	14,971		100.0%	73,000	100%		30,000	Whole Foods
Laurel	SC	Washington, DC-MD-VA	1986	45,679		99.9%	384,000	98%		61,000	Giant Food	Marshalls / Toys R Us
Leesburg Plaza	SC	Washington, DC-MD-VA	1998	21,364		(6)	247,000	74%	9,900	55,000	Giant Food	Pier One
Loehmann’s Plaza	SC	Washington, DC-MD-VA	1983	26,120		(6)	251,000	98%				Bally’s / Linens ’n Things / Loehmann’s
Mid-Pike Plaza	SC	Washington, DC-MD-VA	1982	17,305		(7)	304,000	100%	10,041			Linens ’n Things / Toys R Us / Bally’s / AC Moore
Mount Vernon	SC	Washington, DC-MD-VA	2003	20,299		(6)	254,000	73%	12,959	54,000	Shoppers Food Warehouse
Old Keene Mill	SC	Washington, DC-MD-VA	1976	5,154		100.0%	92,000	100%		24,000	Whole Foods
Pan Am	SC	Washington, DC-MD-VA	1993	25,263		100.0%	218,000	99%		33,000	Safeway	Micro Center / Michaels
Pentagon Row	SR	Washington, DC-MD-VA	1999	87,208		100.0%	296,000	99%		45,000	Harris Teeter	Bally’s / Bed, Bath & Beyond / DSW / Cost Plus
Pike 7	SC	Washington, DC-MD-VA	1997	33,435		100.0%	164,000	97%				Staples / TJ Maxx / Tower
Plaza del Mercado	SC	Washington, DC-MD-VA	2003	20,605	(8)	100.0%	96,000	96%		25,000	Giant Food	CVS
Quince Orchard	SC	Washington, DC-MD-VA	1993	19,644		100.0%	252,000	100%		24,000	Magruders	Circuit City / Staples
Rockville Town Square	SR	Washington, DC-MD-VA	2004	1,322		N/A	N/A	N/A			Magruders (signed)
Rollingwood Apartments	SR	Washington, DC-MD-VA	1971	6,704		100.0%	N/A	98%
Sam’s Park & Shop	SR	Washington, DC-MD-VA	1995	12,054		100.0%	49,000	100%				Petco
South Valley	SC	Washington, DC-MD-VA	2003	14,458		(6)	218,000	85%				Home Depot / TJ Maxx
Tower	SC	Washington, DC-MD-VA	1998	18,758		100.0%	106,000	100%				Virginia Fine Wine / Talbots
Tyson’s Station	SC	Washington, DC-MD-VA	1978	3,354		100.0%	50,000	100%	6,694			Trader Joes
Village at Shirlington	SR	Washington, DC-MD-VA	1995	32,384		100.0%	204,000	98%				Cineplex Odeon, Carlyle Grand Café
Wildwood	SC	Washington, DC-MD-VA	1969	17,230		100.0%	86,000	99%	27,400	20,000	Sutton Place Gourmet	CVS

				725,268			4,885,000	95%

Mid-Atlantic Region - Other
Governor Plaza	SC	Baltimore, MD	1985	18,852		99.9%	269,000	100%				Bally’s / Comp USA / Syms / Office Depot
Perring Plaza	SC	Baltimore, MD	1985	24,470		99.9%	401,000	96%		58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory
Barracks Road	SC	Charlottesville, VA	1985	39,734		100.0%	483,000	98%	43,980	91,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Winter Park	SR	Orlando, FL	1996	6,878		100.0%	28,000	93%
Eastgate	SC	Raleigh- Durham- Chapel Hill, NC	1986	17,377		100.0%	159,000	83%				Stein Mart
Shops at Willow Lawn	SC	Richmond- Petersburg, VA	1983	60,984		99.9%	488,000	72%		60,000	Kroger	Old Navy / Tower Records/ Staples

				168,295			1,828,000	89%

		Total Mid- Atlantic Region		893,563			6,713,000	94%
Northeast Region

Philadelphia Metropolitan Area
Andorra	SC	Philadelphia, PA-NJ	1988	20,835		99.9%	259,000	99%		24,000	Acme Markets	Kohl’s / Staples
Bala Cynwyd	SC	Philadelphia, PA-NJ	1993	25,082		100.0%	281,000	100%		45,000	Acme Markets	Lord & Taylor
Ellisburg Circle	SC	Philadelphia, PA-NJ	1992	28,932		100.0%	268,000	100%		47,000	Genuardi’s	Bed, Bath & Beyond / Stein Mart
Feasterville	SC	Philadelphia, PA-NJ	1980	11,657		100.0%	111,000	100%		53,000	Genuardi’s	OfficeMax
Flourtown	SC	Philadelphia, PA-NJ	1980	8,941		100.0%	187,000	54%		42,000	Genuardi’s
Langhorne Square	SC	Philadelphia, PA-NJ	1985	17,683		100.0%	216,000	88%		55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park	SC	Philadelphia, PA-NJ	1980	25,786		100.0%	348,000	94%	31,173	53,000	Acme Markets	CHI / TJ Maxx / CVS
Northeast	SC	Philadelphia, PA-NJ	1983	21,973		100.0%	292,000	92%				Burlington Coat / Marshalls / Tower Records
Willow Grove	SC	Philadelphia, PA-NJ	1984	26,265		100.0%	215,000	100%				Barnes & Noble / Marshalls / Toys R Us
Wynnewood	SC	Philadelphia, PA-NJ	1996	35,269		100.0%	255,000	99%	31,768	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

				222,424			2,432,000	93%

New York / New Jersey
Allwood	SC	Bergen- Passaic, NJ	1988	4,301		(7)	52,000	100%	3,495	25,000	Stop & Shop	Mandee Shop
Clifton	SC	Bergen- Passaic, NJ	1988	4,977		(7)	80,000	66%	3,250			Drug Fair / Dollar Express
Blue Star	SC	Middlesex- Somerset- Hunterdon, NJ	1988	39,591		(7)	407,000	97%	26,676	43,000	Shop Rite	Kohl’s / Michaels / Toys R Us / Marshalls
Brunswick	SC	Middlesex- Somerset- Hunterdon, NJ	1988	24,479		(7)	303,000	97%	11,105	55,000	A&P	A.J. Wright
Rutgers	SC	Middlesex- Somerset- Hunterdon, NJ	1988	15,940		(7)	217,000	99%	12,864	44,000	Stop & Shop	Kmart
Brick Plaza	SC	Monmouth- Ocean, NJ	1989	55,394		100.0%	409,000	95%	32,738	66,000	A&P	Loews Theatre / Barnes&Noble / Sports Authority
Greenlawn Plaza	SC	Nassau- Suffolk, NY	2000	11,766		100.0%	102,000	100%		46,000	Waldbaum’s
Hauppauge	SC	Nassau- Suffolk, NY	1998	26,359		100.0%	131,000	100%	16,579	61,000	Shop Rite	AC Moore
Huntington	SC	Nassau- Suffolk, NY	1988	22,452		(7)	279,000	100%	14,271			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble

Federal Realty Investment Trust

Real Estate Status Report

June 30, 2004

Property Name	Type(1)	MSA Description	Year Acquired	Total Investment	Ownership Percentage	GLA (2)	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)			(in thousands)
Forest Hills	SR	New York, NY	1997	23,969	100.0%	86,000	100%				Midway Theatre / Duane Reade / Gap
Fresh Meadows	SC	New York, NY	1997	64,771	100.0%	408,000	98%			Pathmark (signed)	Value City / Kohl’s / Cineplex Odeon
Troy	SC	Newark, NJ	1980	20,540	100.0%	202,000	100%		64,000	Pathmark	A.C.Moore / Comp USA / Toys R Us
Hamilton	SC	Trenton, NJ	1988	8,110	(7)	190,000	100%	4,818	53,000	Shop Rite	A.C.Moore / Stevens Furniture
Mercer Mall	SC	Trenton, NJ	2003	85,969	(7)	435,000	93%	59,949	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx

				408,618		3,301,000	97%

New England
Dedham Plaza	SC	Boston-Worcester-Lawrence- Lowell-Brockton, MA	1993	29,699	100.0%	243,000	95%		80,000	Star Market	Pier One
Queen Anne Plaza	SC	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1994	14,802	100.0%	149,000	100%		50,000	Victory Supermarket	TJ Maxx
Saugus Plaza	SC	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1996	13,204	100.0%	171,000	100%		55,000	Super Stop & Shop	Kmart
Bristol Plaza	SC	Hartford, CT	1995	22,078	100.0%	277,000	95%		74,000	Super Stop & Shop	TJ Maxx
West Hartford	SR	Hartford, CT	1994-1996	8,005	100.0%	62,000	82%
Greenwich Avenue	SR	New Haven-Bridgeport-Stamford-Waterbury	1994-1996	15,993	100.0%	42,000	100%				Saks Fifth Avenue

				103,782		944,000	96%

Chicago
Crossroads	SC	Chicago, IL	1993	22,080	100.0%	173,000	97%				Comp USA / Golfsmith / Guitar Center
Finley Square	SC	Chicago, IL	1995	28,704	100.0%	313,000	100%				Bed, Bath & Beyond / Sports Authority
Garden Market	SC	Chicago, IL	1994	11,177	100.0%	140,000	99%		63,000	Dominick’s	Walgreens
North Lake Commons	SC	Chicago, IL	1994	13,032	100.0%	129,000	93%		77,000	Dominick’s
Evanston	SR	Chicago, IL	1995	3,220	100.0%	12,000	100%				Gap

				78,213		767,000	98%

Northeast Region -Other
Gratiot Plaza	SC	Detroit, MI	1973	16,769	100.0%	218,000	100%		69,000	Farmer Jack’s	Bed, Bath & Beyond / Best Buy
Lancaster	SC	Lancaster, PA	1980	10,652	(7)	107,000	97%	4,907	39,000	Giant Food	Michaels

				27,421		325,000	99%

		Total Northeast Region		840,457		7,769,000	96%

West Region

California
Colorado Blvd	SR	Los Angeles-Long Beach, CA	1996-1998	15,030	(9)	69,000	100%				Pottery Barn / Banana Republic
Hermosa Ave	SR	Los Angeles-Long Beach, CA	1997	4,722	90.0%	23,000	100%
Hollywood Blvd	SR	Los Angeles-Long Beach, CA	1999	24,699	90.0%	151,000	74%				Hollywood Entertainment Museum
Third St Promenade	SR	Los Angeles-Long Beach, CA	1996-2000	73,810	(10)	209,000	99%				J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Escondido	SC	San Diego, CA	1996	24,924	70.0%	222,000	95%				Cost Plus / TJ Maxx / Toys R Us
Fifth Ave	SR	San Diego, CA	1996-1997	12,239	(11)	51,000	87%				Urban Outfitters
150 Post Street	SR	San Francisco, CA	1997	30,677	100.0%	102,000	58%				Brooks Brothers
Kings Court	SC	San Jose, CA	1998	11,409	(6)	79,000	98%		25,000	Lunardi’s Super Market	Longs Drug Store
Old Town Center	SR	San Jose, CA	1997	33,691	100.0%	95,000	96%				Borders / Gap Kids / Banana Republic
Westgate	SC	San Jose, CA	2004	113,616	100.0%	640,000	97%		38,000	Safeway	Target / Burlington Coat Factory
Santana Row (Phase I & II)	SR	San Jose, CA	1997	472,575	100.0%	529,000	90%				Crate & Barrel / Container Store / Best Buy /Borders

				817,394		2,170,000	92%

West Region - Other
Mill Avenue	SR	Phoenix-Mesa, AZ	1998	11,255	(12)	39,000	100%				Gordon Biersch
Houston St	SR	San Antonio, TX	1998	61,737	100.0%	171,000	80%	210

				72,992		210,000	84%
		Total West Region		890,386		2,380,000	91%

Total				2,624,406		16,862,000	94%	412,684

Notes:

(1)	SR - Street Retail; SC - Shopping Center
(2)	Excludes redevelopment square footage not yet in service, Santana Row residential, future phases of Santana Row, Rollingwood and The Crest at Congressional Apartments.
(3)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(4)	Portion of property subject to capital lease obligation.
(5)	Total investment includes dollars associated with the 146 units of The Crest at Congressional.
(6)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	Property subject to capital lease obligation.
(8)	As of July 1, 2004, property has been contributed to the joint venture with Clarion Lion Properties Fund.
(9)	Consists of two properties, one at 100% and one at 90%.
(10)	Consists of nine properties, seven at 100% and two at 90%.
(11)	Consists of four properties, three at 100% and one at 90%.
(12)	Consists of two properties, one at 100% and one at 85%.

Federal Realty Investment Trust

Shopping Center / Street Retail Summary

June 30, 2004

Shopping Center Summary

(in thousands, except square footage data)

	For the six months ended June 30,
	2004	2003
Real Estate Assets, at cost	$1,573,979	$1,324,025

Rental Income (1)	$125,155	$113,289
Other Property Income	4,400	4,195
Interest Income	485	464

Total Revenues	130,040	117,948

Rental Expense	25,204	22,555
Real Estate Tax Expense	13,752	12,343

Total Property Operating Expenses	38,956	34,898

Property Operating Income (2)	$91,084	$83,050

Square Feet (3)	14,086,000	13,024,000

Street Retail Summary
(in thousands, except square footage data)
	For the six months ended June 30,
	2004	2003
Real Estate Assets, at cost	$1,050,429	$1,016,775

Rental Income (4)	$56,268	$44,848
Other Property Income	7,219	4,085
Interest Income	2,560	2,388

Total Revenues	66,047	51,321

Rental Expense	19,583	17,860
Real Estate Tax Expense	4,951	4,072

Total Property Operating Expenses	24,534	21,932

Property Operating Income (2)	$41,513	$29,389

Square Feet (3)	2,776,000	2,790,000

Notes:

(1)	Includes rent revenue from residential units of $1.1 million in 2004 and $1.1 million in 2003.
(2)	All components of property operating income for the periods ended June 30, 2004 and 2003 have been restated for discontinued operations.
(3)	Excludes redevelopment square footage not yet in service. Does not include any future phases of Santana Row or residential square footage at Santana Row, Rollingwood Apartments or The Crest at Congressional Apartments.
(4)	Includes rent revenue from residential units of $5.1 million in 2004 and $3.2 million in 2003.

Federal Realty Investment Trust

Retail Leasing Summary (1) - Comparable Basis

June 30, 2004

New Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements (6)	Tenant Improvements Per Sq. Ft.
2nd Quarter 2004	30	37%	261,186	$19.10	$16.74	$617,736	14%	21%	9.5	$3,694,856	$14.15
1st Quarter 2004	42	57%	272,835	$19.93	$16.46	$948,063	21%	30%	9.9	$2,754,080	$10.09
4th Quarter 2003	33	45%	124,333	$23.90	$18.88	$623,990	27%	38%	7.8	$3,700,718	$29.76
3rd Quarter 2003	28	38%	218,307	$14.21	$11.82	$522,865	20%	28%	10.9	$2,596,768	$11.90

Total - 12 months	133	44%	876,661	$18.82	$15.73	$2,712,654	20%	28%	9.6	$12,746,422	$14.54

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements (6)	Tenant Improvements Per Sq. Ft.
2nd Quarter 2004	52	63%	219,919	$20.83	$18.35	$544,693	13%	22%	5.3	$529,924	$2.41
1st Quarter 2004	32	43%	102,220	$27.45	$24.98	$252,272	10%	22%	5.7	$70,000	$0.68
4th Quarter 2003	40	55%	124,683	$26.95	$25.59	$169,950	5%	19%	4.8	$47,000	$0.38
3rd Quarter 2003	45	62%	189,521	$21.41	$19.44	$373,441	10%	21%	5.0	$536,173	$2.83

Total - 12 months	169	56%	636,343	$23.26	$21.16	$1,340,356	10%	21%	5.2	$1,183,097	$1.86

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements (6)	Tenant Improvements Per Sq. Ft.
2nd Quarter 2004	82	100%	481,105	$19.89	$17.47	$1,162,429	14%	21%	7.5	$4,224,780	$8.78
1st Quarter 2004	74	100%	375,055	$21.98	$18.78	$1,200,335	17%	27%	8.5	$2,824,080	$7.53
4th Quarter 2003	73	100%	249,016	$25.43	$22.24	$793,940	14%	27%	6.2	$3,747,718	$15.05
3rd Quarter 2003	73	100%	407,828	$17.56	$15.36	$896,306	14%	24%	7.5	$3,132,941	$7.68

Total - 12 months	302	100%	1,513,004	$20.69	$18.01	$4,053,010	15%	25%	7.5	$13,929,519	$9.21

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.
(4)	Prior Rent represents Minimum Rent and Percentage Rent paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms
(7)	Renewal leases represent expiring leases rolling over with the same tenant. All other leases are categorized as new.

Federal Realty Investment Trust

Retail Leasing Summary (1) - Non-Comparable Basis (cash, non-straight-lined basis)

June 30, 2004

Total Lease Summary - Non-Comparable (2)

Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (4)	Tenant Improvements (5)	Tenant Improvements Per Sq. Ft.
2nd Quarter 2004	5	100%	14,816	$29.23	7.8	$196,052	$13.23
1st Quarter 2004	10	100%	78,843	$24.69	13.7	$25,000	$0.32
4th Quarter 2003	6	100%	21,867	$36.64	8.9	$84,425	$3.86
3rd Quarter 2003	11	100%	85,426	$24.59	17.3	$50,000	$0.59

Total -12 months	32	100%	200,952	$26.29	13.9	$355,477	$1.77

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Non-comparable leases represent those leases signed on spaces for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.
(3)	Contractual Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.
(4)	Weighted average is determined on the basis of square footage.
(5)	See Glossary of Terms.

Federal Realty Investment Trust

Lease Expirations

June 30, 2004

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF (2)	% of Anchor SF	Minimum Rent PSF	Expiring SF (2)	% of Small Shop SF	Minimum Rent PSF	Expiring SF (2)	% of Total SF	Minimum Rent PSF
2004	90,000	1%	$2.67	336,000	5%	$21.01	426,000	3%	$17.14
2005	344,000	4%	$12.17	818,000	12%	$22.50	1,162,000	8%	$19.45
2006	504,000	6%	$10.47	864,000	13%	$24.34	1,368,000	9%	$19.23
2007	884,000	10%	$8.47	976,000	14%	$24.07	1,860,000	12%	$16.66
2008	745,000	9%	$11.19	877,000	13%	$22.92	1,622,000	11%	$17.53
2009	1,167,000	14%	$10.76	813,000	12%	$26.04	1,980,000	13%	$17.04
2010	446,000	5%	$12.53	415,000	6%	$23.41	861,000	6%	$17.78
2011	376,000	4%	$18.32	470,000	7%	$29.49	846,000	6%	$24.53
2012	576,000	7%	$12.73	381,000	6%	$33.72	957,000	6%	$21.09
2013	709,000	8%	$14.35	251,000	4%	$31.33	960,000	6%	$18.79
Thereafter	2,787,000	32%	$15.26	543,000	8%	$26.51	3,330,000	22%	$17.09

Total (3)	8,628,000	100%	$12.82	6,744,000	100%	$25.20	15,372,000	100%	$18.25

Assumes lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF (2)	% of Anchor SF	Minimum Rent PSF	Expiring SF (2)	% of Small Shop SF	Minimum Rent PSF	Expiring SF (2)	% of Total SF	Minimum Rent PSF
2004	55,000	1%	$4.36	270,000	4%	$20.37	325,000	2%	$17.66
2005	19,000	0%	$15.58	524,000	8%	$23.74	543,000	4%	$23.46
2006	54,000	1%	$12.28	505,000	7%	$26.66	559,000	4%	$25.27
2007	174,000	2%	$8.39	557,000	8%	$24.41	731,000	5%	$20.60
2008	150,000	2%	$11.91	530,000	8%	$23.34	680,000	4%	$20.82
2009	291,000	3%	$13.18	535,000	8%	$27.75	826,000	5%	$22.62
2010	158,000	2%	$13.46	378,000	6%	$24.72	536,000	3%	$21.40
2011	114,000	1%	$15.01	502,000	7%	$23.55	616,000	4%	$21.97
2012	238,000	3%	$13.00	430,000	6%	$27.91	668,000	4%	$22.60
2013	263,000	3%	$12.32	339,000	5%	$25.69	602,000	4%	$19.85
Thereafter	7,112,000	82%	$12.96	2,174,000	32%	$25.69	9,286,000	60%	$15.94

Total (3)	8,628,000	100%	$12.82	6,744,000	100%	$25.20	15,372,000	100%	$18.25

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual rent as of June 30, 2004.
(3)	Represents occupied square footage as of June 30, 2004.

Federal Realty Investment Trust

Portfolio Leasing Statistics

June 30, 2004

Overall Portfolio Statistics (1)

	At June 30, 2004			At June 30, 2003
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties:
Including Santana Row Phase I & II (2)	16,862,000	15,878,000	94.2%	15,814,000	14,727,000	93.1%
Residential Properties:
Residential Units (3)	683	645	94.4%	683	607	88.9%

Same Center Statistics (1)
	At June 30, 2004			At June 30, 2003
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (4):
Excluding properties under redevelopment (leasable square feet) (2)	12,800,000	12,360,000	96.6%	12,737,000	12,205,000	95.8%
Residential Properties:
Rollingwood Apartments (# of units)	282	277	98.2%	282	277	98.2%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Includes Rollingwood, Santana Row residential and The Crest at Congressional Apartments.
(4)	Excludes centers purchased or sold.

Federal Realty Investment Trust

Summary of Top 25 Tenants

June 30, 2004

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Safeway, Inc.	$6,510,000		2.32%	472,000		2.80%	8
2	Ahold USA, Inc.	$6,197,000		2.21%	521,000		3.09%	11
3	Gap, Inc., The	$6,179,000		2.20%	232,000		1.38%	12
4	Bed, Bath & Beyond, Inc.	$5,619,000		2.00%	396,000		2.35%	9
5	Barnes & Noble, Inc.	$4,234,000		1.51%	194,000		1.15%	20
6	TJX Companies, The	$3,958,000		1.41%	454,000		2.69%	14
7	CVS Corporation	$3,539,000		1.26%	151,000		0.90%	13
8	Best Buy Stores, L.P.	$3,484,000		1.24%	101,000		0.60%	3
9	Toys R Us, Inc.	$3,271,000		1.17%	347,000		2.06%	11
10	Wakefern Food Corporation	$3,077,000		1.10%	232,000		1.38%	4
11	Borders Group, Inc.	$2,780,000		0.99%	134,000		0.79%	5
12	OPNET Technologies, Inc.	$2,478,000		0.88%	60,000		0.36%	1
13	Great Atlantic &Pacific Tea Co	$2,380,000		0.85%	236,000		1.40%	4
14	CompUSA, Inc.	$2,371,000		0.85%	134,000		0.79%	5
15	MTS, Inc.	$2,345,000		0.84%	91,000		0.54%	5
16	Home Depot, Inc.	$2,207,000		0.79%	218,000		1.29%	3
17	Container Store, Inc., The	$2,185,000		0.78%	52,000		0.31%	2
18	Michaels Stores, Inc.	$2,166,000		0.77%	157,000		0.93%	7
19	Dollar Tree Stores, Inc.	$2,027,000		0.72%	162,000		0.96%	16
20	Staples, Inc.	$2,004,000		0.71%	106,000		0.63%	6
21	Bally’s Health & Tennis	$1,985,000		0.71%	156,000		0.93%	5
22	Retail Ventures, Inc.	$1,969,000		0.70%	86,000		0.51%	3
23	Dress Barn, Inc.	$1,928,000		0.69%	101,000		0.60%	14
24	Kohl’s Corporation	$1,905,000		0.68%	356,000		2.11%	3
25	Albertson’s, Inc.	$1,829,000		0.65%	206,000		1.22%	5

	Totals - Top 25 Tenants	$78,627,000		28.02%	5,355,000		31.76%	189

	Total Annualized Base Rent:	$280,570,000	(1)

	Total Portfolio Square Footage:				16,862,000	(2)

Notes:

(1)	Reflects annual in-place contractual rent as of June 30, 2004.
(2)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

2003 Sales / Occupancy Costs (1) (2)

June 30, 2004

	Average Sales Per Square Foot	Average Occupancy Cost per Square Foot	Average Occupancy Costs as a Percentage of Sales
Total Reporting Tenants	$320.27	$22.48	7.0%
Reporting Anchor Tenants	$321.49	$17.05	5.3%
Reporting Small Shop Tenants	$318.51	$30.28	9.5%

Notes:

(1)	Includes only those tenants that have twelve months of reported sales in 2003. For that period, reporters are comprised of 3.4 million square feet of small shop space and 4.9 million square feet of anchor space.
(2)	Occupancy costs include minimum rent, percentage rent, common area maintenance, real estate tax and merchant’s association dues.

Federal Realty Investment Trust

Reconciliation of 2004 EPS to 2004 FFO Guidance

June 30, 2004

($ millions except per share amounts)

	Forecast			Per Share

Net income	$77	to	$79	$1.48	to	$1.51
Gain on sale of real estate	(8)		(8)
Depreciation and amortization of real estate assets	81		81
Amortization of initial direct costs of leases	7		7
Income attributable to operating partnership units	1		1

Funds from Operations	158		160
Dividends on preferred stock	(11)		(11)

Funds from operations available for common shareholders	147	to	149	$2.81	to	$2.84

Weighted Average Shares (diluted)	52.3

Glossary of Terms

EBITDA: EBITDA is a non-GAAP measure that means net income or loss plus interest expense, income taxes, depreciation and amortization; adjusted for gain or loss on sale of assets, impairment provisions, provision for loss on equity securities and other nonrecurring expenses. EBITDA is presented because it provides useful information regarding our ability to service debt. EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of EBITDA, adjusted for discontinued operations, to net income for the six months ended June 30, 2004 and 2003 is as follows:

	For the Six Months Ended June 30,
	(in thousands)
	2004	2003
Net income	$43,578	$34,502
Depreciation and amortization	43,858	35,575
Interest	42,710	35,831
(Gain) on sale of real estate	(8,334)	(551)

EBITDA	$121,812	$105,357

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and before extraordinary items less gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Gross revenues, including interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Excludes centers purchased or sold.

Tenant improvements: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable.